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                                                                    EXHIBIT 10.1
                       UNITED STATES FILTER CORPORATION
                     1991 DIRECTORS STOCK OPTION PLAN /1/


     1.  Purpose.  The United States Filter Corporation 1991 Directors Stock
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Option Plan (the "Plan") is hereby established to grant to nonemployee directors of United States Filter Corporation (the "Company") a favorable opportunity to acquire Common Stock ("Stock") of the Company and to create an incentive for such persons to serve on the Board of Directors of the Company and to contribute to its long-term growth and profitability objectives.

     As used in the Plan, the term "Code" shall mean the Internal Revenue Code of 1986, as amended. The term "Participant" shall mean a member of the Board of Directors of the Company who is not an officer or full-time salaried employee of the Company. Masculine terms used herein may be read as feminine, singular terms as plural and plural terms as singular, as necessary to give effect to the Plan.

     2.  Administration.  The plan shall be administered by the Compensation
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Committee of the Board of Directors of the Company (the "Committee").  The
Committee shall determine the meaning and application of the provisions of the Plan and all option agreements executed pursuant thereto, and its decisions shall be conclusive and binding upon all interested persons. Subject to the provisions of the Plan, the Committee shall have the sole authority to grant options hereunder, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and conditions of each stock option agreement entered into between the Company and any Participant, and to make all other determinations necessary or advisable in the implementation and administration of the Plan.

     3.  Eligibility.  All nonemployee directors of the Company shall
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participate in the Plan.

     4.  Stock Subject to Plan.  There shall be reserved for issue upon the
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exercise of options granted under the Plan 870,500 shares of Common Stock or the number of shares of Stock, which, in accordance with the provisions of Section 8 hereof, shall be substituted therefor. Such shares may be authorized but unissued shares or treasury shares. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, unpurchased shares subject thereto shall again be available for the purposes of the plan.

     5.  Terms of Options.  Each option granted under the Plan shall be
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evidenced by a stock option agreement between the person

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/1/  As amended by the Board of Directors through June 14, 1996

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to whom such option is granted and the Company.  Such stock option agreement shall provide that the option is subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Committee may deem appropriate in each case:

         (a)  Option Exercise Price. The exercise price to be paid for each
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share of Stock upon the exercise of an option shall be 100% of the fair market value of the shares on the date the option is granted. As used in this Plan, the term "date the option is granted" means the first business day in April as of which the option is granted in accordance with Section 5(b). Fair market value of the shares shall be (i) the mean of the high and the low prices of shares of Stock sold on a national stock exchange on the date the option is granted (or if there was no sale on such date the highest asked price for Stock on such date) or (ii) if the Stock is not listed on a national stock exchange on the date the option is granted the mean between the "bid" and "asked" prices of the Stock in the National Over-The-Counter market on the date the option is granted.

         (b)  Amount and Date of Grant.  Each Participant shall receive
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a grant of options for shares of Stock as follows: (1) on the first business day
(i.e., the first day on which Stock of the Company may be traded on a national stock exchange) of April in each calendar year in which such Participant is serving on the Board of Directors, 12,000 shares, and (ii) following a Participant's initial election to the Board of Directors of the Company, provided that if a Participant's initial election to the Board of Directors occurs after September 30 of the year first elected, such initial grant shall be 6,000 and not 12,000 shares of Stock.

         (c)  Period of Option. Options granted hereunder shall have a term of
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four years from the date of grant.

         (d)  Exercisability.  Each option granted under the Plan shall be
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exercisable in full at any time and from time to time commencing as of the date of grant.

         (e)  Payment for Stock. The option exercise price for Stock purchased
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under an option shall be paid in full at the time of purchase. The option exercise price be payable, at the election of the holder of the option, in whole or in part either in cash or by delivery of Stock in transferable form, such Stock to be valued for such purpose at its fair market value on the date on which the option is exercised. No share of Stock shall be issued until full payment therefor has been made, and no Participant shall have any rights as an owner of shares of Stock until the date of issuance to him of the stock certificate evidencing such Stock.

     6.  Nontransferability.  Options granted pursuant to the Plan shall be
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nontransferable except by will or the laws of descent and

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distribution, and shall be exercisable during the optionee's lifetime only by him, and after his death, by his personal representative or by the person entitled thereto under his will or the laws of intestate succession.

     7.  Termination of Service.  Upon termination of the optionee's service on
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the Board of Directors for any reason ("Termination of Service"), his rights to exercise options then held by him shall be only as follows:

         (a)  Death or Disability.  Upon the death of any person holding options
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granted under this Plan, his options shall be exercisable, by the holder's representative or by the person entitled thereto under his will or the laws of intestate succession, only if and to the extent they are exercisable on the date of his death, and such options shall terminate twelve months after the date of his death.

         (b)  Termination for Cause.  A Participant's right to exercise
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stock options shall be rescinded if the Participant has been found to be engaged directly or indirectly in any conduct or activity which is in competition with the Company or is otherwise adverse to or not in the best interest of the Company.

         (c)  Termination of Service.  Upon the Termination of Service of a
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Participant for any reason other than as set forth in Section 7(a) or 7(b)
hereof, his options shall be exercisable only if and to the extent they are exercisable on the date of his Termination of Service and such options shall terminate 30 days after the date of his Termination of Service unless the holder of the options dies prior thereto, in which event he shall be deemed to have died on the date of his Termination of Service; provided, however, in no event shall such options be exercised more than five years from the date they are granted.

     8.  Adjustment of Shares.
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         (a) In the event of changes in the outstanding Stock by reason of stock dividends, stock splits, reverse stock splits, split-ups, consolidations, recapitalizations, reorganizations or like events, an appropriate adjustment shall be made in the number of shares reserved under the Plan, in the number of shares set forth in Section 4 hereof, and in the number of shares and the option price per share specified in any stock option agreement with respect to any unpurchased shares. The Company shall give prompt notice to all optionees of any adjustment pursuant to this Section.

         (b) Section 8(a) above to the contrary notwithstanding, in the event of any merger, consolidation or other reorganization of the Company in which the Company is not the surviving or continuing corporation or in the event of the liquidation or dissolution of the Company, all options granted hereunder shall terminate on the effective date of the merger, consolidation,

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reorganization, liquidation, or dissolution unless the agreement with respect thereto provides for the assumption of such options by the continuing or surviving corporation. Any other provision of this Plan to the contrary notwithstanding, all outstanding options granted hereunder shall be fully exercisable for a period of 30 days prior to the effective date of any such merger, consolidation, reorganization, liquidation, or dissolution unless such options are assumed by the continuing or surviving corporation.

     9.  Securities Law Requirements.  The Company may require prospective
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optionees, as a condition of either the grant or the exercise of an option, to represent and establish to the satisfaction of the General Counsel of the Company that all shares of Stock acquired upon the exercise of such option will be acquired for investment and not for resale. The Company may refuse to permit the sale or other disposition of any shares acquired pursuant to any such representation until it is satisfied that such sale or other disposition would not be in contravention of applicable state or federal securities law.

     10.  Tax Withholding.  If appropriate, the Company shall require an
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optionee to pay to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of an option granted hereunder.

     11.  Amendment.  The Board of Directors may amend the Plan at any time,
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except that without shareholder approval:

         (a) The number of shares of Stock which may be reserved for issuance under the Plan shall not be increased except as provided in Section 8 hereof;

         (b) The option price per share of Stock may not be fixed at less than the price specified in Section 5(a) hereof;

         (c) The maximum period during which the options may be exercised may not be extended;

         (d) The Class of persons eligible to receive options under the Plan as set forth in Section 3 shall not be changed;

         (e) This Section 11 may not be amended in a manner that limits or reduces the amendments which require shareholder approval; and

         (f) The provisions of the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

     12.  Termination.  The Plan shall terminate automatically on February 27,
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2001.  The Board of Directors may terminate the Plan at any earlier time.  The termination of the Plan shall not affect

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the validity of any option agreement outstanding at the date of such termination, but no option shall be granted after such date.

     13.  Effective Date.  The Plan shall be effective upon its adoption by the
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Board of Directors of the Company.  Options may be granted but not exercised prior to stockholder approval of the Plan. If any options are so granted and stockholder approval shall not have been obtained on or before February 27, 1992, such options shall terminate retroactively as of the date they were granted.

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